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                                                          Exhibit h(viii)

                                 SCHEDULE A

                                May 1, 2002

                           RS Diversified Growth
                         The Information Age Fund(TM)
                      RS Smaller Company Growth Fund
                     RS Global Natural Resources Fund
                         RS MidCap Opportunities Fund
                             RS Internet Age Fund
                         RS Aggressive Growth Fund
                            RS Money Market Fund